UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2009

EMPIRE RESORTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-12522	13-3714474
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 N. Green Valley Parkway, Suite 200, Henderson, NV		89074
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (702) 990-3355

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 23, 2009, Empire Resorts, Inc. (the “Company”) entered into an Agreement (the “Agreement”), with Concord Associates, L.P. (“Concord”), pursuant to which the Company (or a wholly-owned subsidiary of the Company reasonably acceptable to Concord) shall be retained by Concord Empire Raceway Corp. (“Raceway Corp.”), a subsidiary of Concord, to provide advice and general managerial oversight with respect to the operations at the harness track (the “Track”) to be constructed at that certain parcel of land located in the Town of Thompson, New York and commonly known as the Concord Hotel and Resort (the “Concord Property”).  The Agreement has a term of forty (40) years (the “Term”).

As a result of the execution of the Agreement, the Agreement to Form Limited Liability Company and Contribution Agreement, dated February 8, 2008, as amended on December 20, 2008 and January 30, 2009, by and between the Company and Concord (the “Original Agreement”), which became terminable by either party in accordance with its terms on February 28, 2009, terminated and became of no further force and effect.

The closing of the transactions contemplated by the Agreement is to take place on the date that Concord or its subsidiary secures and closes on (but not necessarily funds under) financing (the “Financing”) in the minimum aggregate amount of $500 million (including existing equity) from certain third-party lenders in connection with the development of the Track and certain gaming facilities (the “Concord Gaming Facilities”) on the Concord Property (the “Closing Date”).

Commencing upon the commencement of operations at the Concord Gaming Facilities (the “Operations Date”) and for the duration of the Term, Concord shall cause Raceway Corp. to pay to the Company an annual management fee in the amount of Two Million and 00/100 Dollars ($2,000,000.00), such management fee to be increased by five percent (5%) on each five (5) year anniversary of the Operations Date (the “Empire Management Fee”).  The Empire Management Fee shall be prorated for the initial year in which the Track is open for business by the number of months in which the Track is open to the public.  Concord agreed that the Empire Management Fee to be paid to the Company will be senior to payments due in connection with to the Financing.

In addition to the Empire Management Fee, commencing on the Operations Date and for the duration of the Term, Concord shall cause Raceway Corp. to pay to the Company an annual fee in the amount of two percent (2%) of the total revenue wagered with respect to video gaming machines and/or other alternative gaming located at the Concord Property after payout for prizes, less certain fees payable to the State of New York State, the Monticello Harness Horsemen’s Association, Inc. and the New York State Horse Breeding Fund (“Adjusted Gross Gaming Revenue Payment”).  Commencing upon the Operations Date and for the duration of the Term, in the event that the Adjusted Gross Gaming Revenue Payment paid to the Company is less than Two Million and 00/100 Dollars ($2,000,000.00) per annum, Concord shall guaranty and pay to the Company the difference between Two Million and 00/100 Dollars ($2,000,000.00) and the Adjusted Gross Gaming Revenue Payment distributed to the Company with respect to such calendar year.

Upon a sale or other voluntary transfer of the Concord Gaming Facilities to any person or entity who is not an affiliate of Concord (the “Buyer”), Raceway Corp. may terminate the Agreement upon payment to the Company of Twenty-Five Million and 00/100 Dollars ($25,000,000.00); provided, that the Buyer shall enter into an agreement with the Company whereby the Buyer shall agree to pay the greater of (i) the Adjusted Gross Gaming Revenue Payment and (ii) Two Million and 00/100 Dollars ($2,000,000.00) per annum to the Company for the duration of the Term of the Agreement.

In the event that the Closing Date has not occurred on or before July 31, 2010, the Agreement may be terminated by either the Company or Concord by written notice.

Louis R. Cappelli is a stockholder that beneficially owns more than 5% of the Company’s common stock and is also the manager of Catskill Resort Group, LLC, the managing member of Convention Hotels, LLC, Concord’s general partner.  Mr. Cappelli is also the managing member of Cappelli Resorts LLC and Cappelli Resorts II, LLC. Through his ownership interest in Cappelli Resorts LLC and Cappelli Resorts II, LLC, Mr. Cappelli owns a controlling interest in Concord.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.  The Agreement has been included to provide investors and stockholders with information regarding its terms.  It is not intended to provide any other factual information about the Company.

Item 1.02	Termination of a Material Definitive Agreement.

As further described in Item 1.01 above, the information set forth in which is incorporated herein by reference, Concord has entered into the Agreement with the Company. As a result of the execution of the Agreement on March 23, 2009, the Original Agreement, by and between the Company and Concord, which became terminable by either party in accordance with its terms on February 28, 2009, terminated and became of no further force and effect.

Pursuant to the Original Agreement, the Company, together with its subsidiaries, was to contribute its gaming and racing licenses and operations at Monticello Gaming and Raceway and Concord was to contribute the Concord Property.  Together, the Company and Concord were to develop a hotel, convention center, gaming facility and harness horseracing track on the Concord Property.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 23, 2009, following approval of the Agreement by the Board of Directors (the “Board”) of the Company, the Board appointed Louis R. Cappelli as a Class II director, effective immediately, to serve until the 2011 annual meeting of stockholders.

Mr. Cappelli is a stockholder that beneficially owns more than 5% of the Company’s common stock and is also the managing member of Convention Hotels, LLC, Concord’s general partner.  Mr. Cappelli is also the managing member of Cappelli Resorts and Cappelli Resorts II, LLC. Through his ownership interest in Cappelli Resorts and Cappelli Resorts II, LLC, Mr. Cappelli owns a controlling interest in Concord.  As further described in Item 1.01 above, the information set forth in which is incorporated herein by reference, Concord has entered into the Agreement with the Company.  In addition, the Company and Concord are parties to the Original Agreement, pursuant to which the Company and Concord agreed to form a limited liability company and enter into an operating agreement in connection therewith.  Pursuant to the Original Agreement, the Company, together with its subsidiaries, agreed to contribute its gaming and racing licenses and operations at Monticello Gaming and Raceway and Concord agreed to contribute the Concord Property.  Together, the Company and Concord agreed to develop a hotel, convention center, gaming facility and harness horseracing track on the Concord Property.  Upon execution of the Agreement, the Original Agreement automatically terminated and became of no further force and effect.

Mr. Cappelli is the sole and managing member of LRC Acquisition LLC (“LRC”).  On March 31, 2008, the Company entered into a Stock Purchase Agreement with LRC, which was amended on April 28, 2008 and June 26, 2008 (as amended, the “Stock Purchase Agreement”).  Pursuant to the Stock Purchase Agreement, the Company agreed, subject to certain conditions, to issue and sell to LRC, 4,200,000 shares of Common Stock for an aggregate purchase price of $5,178,600.  In accordance with the Stock Purchase Agreement, LRC purchased 811,030 shares of Common Stock on each of April 29, 2008, June 2, 2008 and June 30, 2008 and an additional 1,766,910 shares of Common Stock on July 31, 2008.

Item 8.01	Other Events.

On March 24, 2009, the Company issued a press release announcing the entry into the Agreement, the resignation of four directors and the appointment of Mr. Cappelli to the Board.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)         Exhibits

Exhibit Number	Description

10.1	Agreement, dated as of March 23, 2009, between Concord Associates, L.P. and Empire Resorts, Inc.

991	Press Release, dated March 24, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMPIRE RESORTS, INC.

Dated: March 24, 2009	By:	/s/David P. Hanlon
Name: David P. Hanlon
Title: President and Chief Executive Officer